Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2024 FINANCIAL RESULTS
Luxembourg, April 25, 2024 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2024.
“I am very pleased with our first quarter performance. We generated $4.6 million of Adjusted EBITDA(1), marking our best quarterly performance since the third quarter of 2020, on $36.9 million of service revenue. We are winning meaningful new business and ramping 2023 sales wins on a lower cost base. In our Servicer and Real Estate segment, we are winning market share. In our Origination segment, we are increasing adoption of our solutions that help originators save money,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We believe our financial results and sales wins demonstrate that we are not waiting for the default market to return to normal or for delinquency rates to rise to achieve growth. For the balance of 2024, we anticipate quarter over quarter Service revenue and Adjusted EBITDA(1) growth compared to the same quarters in 2023 as we continue to ramp sales wins and win new business on a lower cost base.”
First Quarter 2024 Highlights(2)
Company, Corporate and Financial:
•Service revenue of $36.9 million was $0.2 million lower than the first quarter 2023 and $4.7 million higher than the fourth quarter 2023
•Revenue of $39.5 million was the same as the first quarter 2023 and $5.3 million higher than the fourth quarter 2023
•Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $4.6 million was $3.2 million better than the same period in 2023 and $4.4 million better than the fourth quarter 2023; first quarter 2024 Adjusted EBITDA(1) includes an estimated $0.6 million of net non-recurring gains compared to an estimated of $2.1 million of non-recurring gains in the first quarter 2023
•Adjusted EBITDA(1) margin of 12.6% was considerably stronger than the first quarter of 2023 Adjusted EBITDA(1) margin of 4.0% and the fourth quarter 2023 Adjusted EBITDA(1) margin of 0.7%
•Gross profit margin of 33.4% was considerably stronger than the first quarter of 2023 gross profit margin of 22.9% and the fourth quarter 2023 gross profit margin of 26.2%
•Ended the quarter with $29.6 million of cash and cash equivalents, $15.0 million available under a revolving credit facility and $196.6 million of net debt(1)
Business and Industry:
•Generated sales wins which we estimate represent potential annualized revenue on a stabilized basis of $6.3 million for the Servicer and Real Estate segment and $4.2 million for the Origination segment
•Ended the quarter with a weighted average sales pipeline between $36 million and $45 million of estimated potential revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $24 million and $30 million in the Servicer and Real Estate segment and between $12 million and $15 million in the Origination segment)

•Improved Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) to $10.9 million, or 29.5% of Service revenue, from $10.4 million, or 28.0% of Service revenue, in the first quarter 2023 and $8.2 million, or 25.6% of Service revenue, in the fourth quarter 2023
•Industrywide foreclosure initiations were 5% lower for January and February of 2024 compared to the same period in 2023 (and 35% lower than the same pre-COVID-19 periods in 2019)(3)
•Industrywide foreclosure sales were 11% lower for January and February of 2024 compared to the same period in 2023 (and 52% lower than the same pre-COVID-19 periods in 2019)(3)
•Industrywide early-stage mortgage delinquencies (30-days late) decreased by 8% and borrowers who have missed two payments (60-days past due) decreased by 8% in February 2024 compared to December 2023(3)
•Industrywide mortgage origination volume increased by 8% for the first quarter 2024 compared to the first quarter 2023(4)
•Industrywide seriously delinquent mortgage rate (90+ day past due and loans in foreclosure) remain unchanged at 1.3% in February 2024 and December 2023
First Quarter 2024 Financial Results
•Service revenue of $36.9 million
•Loss before income taxes and non-controlling interests of $(8.4) million
•Net loss attributable to Altisource of $(9.2) million
•Adjusted EBITDA(1) of $4.6 million
First Quarter 2024 Results Compared to the First Quarter 2023 (unaudited):

(in thousands, except per share data)	First Quarter 2024	First Quarter 2023	% Change
Service revenue	$36,891	$37,071	—
Revenue	39,469	39,461	—
Gross profit	12,304	8,504	45
Loss from operations	(548)	(3,590)	85
Adjusted operating income(1)	2,958	2,275	30
Loss before income taxes and non-controlling interests	(8,435)	(11,338)	26
Pretax loss attributable to Altisource(1)	(8,476)	(11,418)	26
Adjusted pretax loss attributable to Altisource(1)	(4,970)	(5,553)	10
Adjusted EBITDA(1)	4,632	1,472	215
Net loss attributable to Altisource	(9,198)	(12,947)	29
Adjusted net loss attributable to Altisource(1)	(5,598)	(7,086)	21
Diluted loss per share	(0.33)	(0.70)	53
Adjusted diluted loss per share(1)	(0.20)	(0.38)	47
Net cash used in operating activities	(2,237)	(3,058)	27
Net cash used in operating activities less additions to premises and equipment(1)	(2,237)	(3,058)	27

Margins:
Gross profit / service revenue	33%	23%
Adjusted EBITDA(1) / service revenue	13%	4%
•First quarter 2023 loss before income taxes and non-controlling interests includes $3.2 million of debt amendment costs (no comparative amount for the first quarter of 2024). First quarter 2023 loss before income taxes and non-controlling interests includes $0.7 million of other income related to the change in fair value of warrant liability (no comparative amount for the first quarter of 2024).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the first quarter 2024 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor report with data through February 2024
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated April 18, 2024

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2024	2023

Service revenue	$36,891	$37,071
Reimbursable expenses	2,537	2,310
Non-controlling interests	41	80
Total revenue	39,469	39,461
Cost of revenue	27,165	30,957
Gross profit	12,304	8,504
Selling, general and administrative expenses	12,852	12,094

Loss from operations	(548)	(3,590)
Other income (expense), net:
Interest expense	(9,529)	(6,760)
Change in fair value of warrant liability	—	694
Debt amendment costs	—	(3,242)
Other income (expense), net	1,642	1,560
Total other income (expense), net	(7,887)	(7,748)

Loss before income taxes and non-controlling interests	(8,435)	(11,338)
Income tax provision	(722)	(1,529)

Net loss	(9,157)	(12,867)
Net income attributable to non-controlling interests	(41)	(80)

Net loss attributable to Altisource	$(9,198)	$(12,947)

Loss per share:
Basic	$(0.33)	$(0.70)
Diluted	$(0.33)	$(0.70)

Weighted average shares outstanding:
Basic	28,181	18,442
Diluted	28,181	18,442

Comprehensive loss:
Comprehensive loss, net of tax	$(9,157)	$(12,867)
Comprehensive income attributable to non-controlling interests	(41)	(80)

Comprehensive loss attributable to Altisource	$(9,198)	$(12,947)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$29,599	$32,522
Accounts receivable, net of allowance for doubtful accounts of $3,555 and $3,123, respectively	13,625	11,682
Prepaid expenses and other current assets	8,350	11,336
Total current assets	51,574	55,540

Premises and equipment, net	1,413	1,709
Right-of-use assets under operating leases	2,983	3,379
Goodwill	55,960	55,960
Intangible assets, net	25,278	26,548
Deferred tax assets, net	4,985	4,992
Other assets	6,675	6,730

Total assets	$148,868	$154,858

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$28,465	$30,088
Deferred revenue	3,445	3,195
Other current liabilities	2,171	2,477
Total current liabilities	34,081	35,760

Long-term debt	219,266	215,615
Deferred tax liabilities, net	8,998	9,028
Other non-current liabilities	19,221	19,510

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 26,953 outstanding as of March 31, 2024; 29,963 issued and 26,496 outstanding as of December 31, 2023)	29,963	29,963
Additional paid-in capital	179,093	177,278
Accumulated deficit	(218,517)	(180,162)
Treasury stock, at cost (3,010 shares as of March 31, 2024 and 3,467 shares as of December 31, 2023)	(123,874)	(152,749)
Altisource deficit	(133,335)	(125,670)

Non-controlling interests	637	615
Total deficit	(132,698)	(125,055)

Total liabilities and deficit	$148,868	$154,858

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(9,157)	$(12,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	296	699
Amortization of right-of-use assets under operating leases	410	472
Amortization of intangible assets	1,270	1,280
PIK accrual	2,102	—
Share-based compensation expense	2,213	1,445
Bad debt expense	558	40
Amortization of debt discount	942	904
Amortization of debt issuance costs	607	627
Deferred income taxes	(30)	(155)
Loss on disposal of fixed assets	—	23
Change in fair value of warrant liability	—	(694)
Changes in operating assets and liabilities:
Accounts receivable	(2,501)	(1,308)
Prepaid expenses and other current assets	2,986	10,506
Other assets	49	(2,044)
Accounts payable and accrued expenses	(1,623)	(478)
Current and non-current operating lease liabilities	(420)	(465)
Other current and non-current liabilities	61	(1,043)
Net cash used in operating activities	(2,237)	(3,058)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	20,461
Exercise of Warrants, net of costs	(90)	—
Debt issuance and amendment costs	—	(4,786)
Repayments of long-term debt	—	(20,000)
Distributions to non-controlling interests	(19)	(102)
Payments of tax withholding on issuance of restricted share units and restricted shares	(590)	(460)
Net cash used in financing activities	(699)	(4,887)

Net decrease in cash, cash equivalents and restricted cash	(2,936)	(7,945)
Cash, cash equivalents and restricted cash at the beginning of the period	35,416	54,273

Cash, cash equivalents and restricted cash at the end of the period	$32,480	$46,328

Supplemental cash flow information:
Interest paid	$5,853	$5,221
Income taxes paid (refunded), net	229	(4,663)
Acquisition of right-of-use assets with operating lease liabilities	14	258

Non-cash investing and financing activities:
Warrants issued in connection with Amended Credit Agreement	—	8,096

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income, pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2024 and 2023, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and Unrealized gain on warrant liability from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from loss before income taxes and non-controlling interests. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs, unrealized gain on warrant liability and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized gain on warrant liability (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized gain on warrant liability from net loss attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2024	2023

Loss from operations	$(548)	$(3,590)

Intangible asset amortization expense	1,270	1,280
Share-based compensation expense	2,213	1,445
Cost of cost savings initiatives and other	23	591
Debt amendment costs	—	3,242
Unrealized gain on warrant liability	—	(693)

Adjusted operating income	$2,958	$2,275

Loss before income taxes and non-controlling interests	$(8,435)	$(11,338)

Non-controlling interests	(41)	(80)
Pretax loss attributable to Altisource	(8,476)	(11,418)
Intangible asset amortization expense	1,270	1,280
Share-based compensation expense	2,213	1,445
Cost of cost savings initiatives and other	23	591
Debt amendment costs	—	3,242
Unrealized gain on warrant liability	—	(693)

Adjusted pretax loss attributable to Altisource	$(4,970)	$(5,553)

Net loss attributable to Altisource	$(9,198)	$(12,947)

Intangible asset amortization expense, net of tax	1,270	1,278
Share-based compensation expense, net of tax	1,962	1,167
Cost of cost savings initiatives and other, net of tax	17	491
Debt amendment costs, net of tax	—	3,242
Unrealized gain on warrant liability, net of tax	—	(693)
Certain income tax related items	351	376

Adjusted net loss attributable to Altisource	$(5,598)	$(7,086)

Diluted loss per share	$(0.33)	$(0.70)

Intangible asset amortization expense, net of tax, per diluted share	0.05	0.07
Share-based compensation expense, net of tax, per diluted share	0.07	0.06
Cost of cost savings initiatives and other, net of tax, per diluted share	—	0.03
Debt amendment costs, net of tax, per diluted share	—	0.18
Unrealized gain on warrant liability, net of tax, per diluted share	—	(0.04)
Certain income tax related items per diluted share	0.01	0.02

Adjusted diluted loss per share	$(0.20)	$(0.38)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2024	2023

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,270	$1,280
Tax benefit from intangible asset amortization	—	(2)
Intangible asset amortization expense, net of tax	1,270	1,278
Diluted share count	28,181	18,442

Intangible asset amortization expense, net of tax, per diluted share	$0.05	$0.07

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$2,213	$1,445
Tax benefit from share-based compensation expense	(251)	(278)
Share-based compensation expense, net of tax	1,962	1,167
Diluted share count	28,181	18,442

Share-based compensation expense, net of tax, per diluted share	$0.07	$0.06

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$23	$591
Tax benefit from cost of cost savings initiatives and other	(6)	(100)
Cost of cost savings initiatives and other, net of tax	17	491
Diluted share count	28,181	18,442

Cost of cost savings initiatives and other, net of tax, per diluted share	$—	$0.03

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$—	$3,242
Tax benefit from debt amendment costs	—	—
Debt amendment costs, net of tax	—	3,242
Diluted share count	28,181	18,442

Debt amendment costs, net of tax, per diluted share	$—	$0.18

Calculation of the impact of unrealized gain on warrant liability, net of tax
Unrealized gain on warrant liability	$—	$(693)
Tax benefit from unrealized gain on warrant liability	—	—
Unrealized gain on warrant liability, net of tax	—	(693)
Diluted share count	28,181	18,442

Unrealized gain on warrant liability, net of tax, per diluted share	$—	$(0.04)

Certain income tax related items resulting from:
Foreign income tax reserves / other	$351	$376
Certain income tax related items	351	376
Diluted share count	28,181	18,442

Certain income tax related items per diluted share	$0.01	$0.02

Net cash used in operating activities	$(2,237)	$(3,058)
Less: additions to premises and equipment	—	—

Net cash used in operating activities less additions to premises and equipment	$(2,237)	$(3,058)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31, 2024	March 31, 2023	December 31, 2023

Net loss attributable to Altisource	$(9,198)	$(12,947)	$(13,151)

Income tax provision	722	1,529	1,128
Interest expense (net of interest income)	9,306	6,326	9,246
Depreciation and amortization	296	699	459
Intangible asset amortization expense	1,270	1,280	1,270
Share-based compensation expense	2,213	1,445	1,151
Cost of cost savings initiatives and other	23	591	127
Debt amendment costs	—	3,242	7
Unrealized gain on warrant liability	—	(694)	—

Adjusted EBITDA	$4,632	$1,472	$237

Business Segments:
Income before income taxes and non-controlling interests	$9,147	$8,255	$6,626

Non-controlling interests	(41)	(80)	(73)
Depreciation and amortization	97	226	110
Intangible asset amortization expense	1,270	1,280	1,270
Share-based compensation expense	396	316	277
Cost of cost savings initiatives and other	19	397	31

Business Segments Adjusted EBITDA	$10,888	$10,394	$8,241

March 31, 2024

Senior Secured Term Loans	$226,187
Less: Cash and cash equivalents	(29,599)

Net debt	$196,588
Note: Amounts may not add to the total due to rounding.